Exhibit (l)

1900 K Street, N.W. Washington, DC 20006-1110 +1 202 261 3300 Main +1 202 261 3333 Fax www.dechert.com

January 30, 2025

Fidelity Private Credit Fund

245 Summer Street

Boston, Massachusetts 02210

Re:	Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as counsel to Fidelity Private Credit Fund, a Delaware statutory trust (the “Fund”), in connection with the preparation and filing of the Registration Statement on Form N-2 as filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) (the “Registration Statement”), relating to the proposed issuance by the Fund of up to an aggregate of $4,000,000,000 worth of gross offering proceeds.1 This opinion letter is being furnished to the Fund in accordance with the requirements of Item 25 of Form N-2 under the Investment Company Act of 1940, as amended, and we express no opinion herein as to any matter other than as to the legality of the common shares of the Fund (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Fund and others and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(i)	the Registration Statement;

[1]

Pursuant to the registration statement filed by the Fund and dated January 6, 2023, as amended (File No. 333-267297), on Form N-2 (the “Prior Registration Statement”), a total of $1,000,000,000 common shares of beneficial interest, par value $0.01 per share, were previously registered. This Registration Statement has registered an additional $3,000,000,000 of Shares and includes a carry forward of Shares unsold under the Prior Registration Statement pursuant to Rule 415(a)(6) of the Securities Act, resulting in a total of $4,000,000,000 in registered Shares. This opinion relates to the Shares registered under the Registration Statement.

(ii)	the Certificate of Trust of the Fund, filed with the Secretary of State of the State of Delaware on March 23, 2022;

(iii)

the Certificate of Amendment, changing the name of the Fund from “Fidelity Private Credit Trust” to “Fidelity Private Credit Fund” filed with the Secretary of State of the State of Delaware on September 2, 2022;

(iv)	the Declaration of Trust of the Fund, dated as or March 23, 2022, and filed as an Exhibit to the Fund’s Form 10-K filed on March 22, 2023;

(v)	the Fourth Amended and Restated Declaration of Trust of the Fund, dated February 1, 2023, and filed as an Exhibit to the Fund’s Form 10-K filed on March 22, 2023;

(vi)	the Third Amended and Restated Bylaws of the Fund, filed as an Exhibit to the Fund’s Form 10-K filed on March 22, 2023;

(vii)	a certificate of good standing with respect to the Fund issued by the Secretary of State of the State of Delaware dated January 29, 2025; and

(viii)	resolutions of the board of trustees of the Fund relating to, among other things, the authorization and issuance of the Shares.

As to the facts upon which this opinion is based, we have relied, to the extent we deem proper, upon certificates of public officials and certificates and written statements of officers, trustees, employees and representatives of the Fund.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as copies. In addition, we have assumed (i) the legal capacity of natural persons, and (ii) the legal power and authority of all persons signing on behalf of the parties to all documents (other than the Fund).

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Shares are (a) issued and delivered against receipt by the Fund of payment therefor at a price per Share not less than the par value per Share as contemplated by the Registration Statement and (b) countersigned by the transfer agent, if applicable, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware Statutory Trust Act. We assume no obligation to advise you of any changes in the foregoing subsequent to the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which forms a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Dechert LLP

Dechert LLP